EXHIBIT 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-1 of Talon International, Inc. (No. 333-145344) of our report dated April 11, 2008 relating to our audit of the consolidated financial statements and the financial statement schedule which appears in the Annual Report on Form 10-K of Talon International, Inc. for the year ended December 31, 2007.

We also consent to the reference to our firm under the captions "Experts" in such Prospectus which is part of this Registration Statement.


  /S/ SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
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  SINGER LEWAK GREENBAUM & GOLDSTEIN, LLP
  Los Angeles, California
  April 22, 2008